EXHIBIT 99.7



                   TERMINATION OF AGREEMENT AND MUTUAL RELEASE



DATE:       The date of this Agreement is October 1, 2002.



PARTIES:    Aquila Energy Marketing Corporation
            909 Fannin, Suite 1850
            Houston, Texas  77010
            Fax No:  (713) 336.7494
            ("Aquila")

            Mallon Oil Company
            999 18th Street, Suite 1700
            Denver, Colorado  80202
            Fax No.  (303) 293-3601
            ("Mallon")



RECITALS:

     A. Aquila and Mallon are parties to that certain Base Agreement for Natural Gas Purchases dated September 9, 1999 (the "Base Agreement").

     B. The parties now desire to terminate the Base Agreement pursuant to the terms and conditions stated herein.



AGREEMENT:

         In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Termination of Base Agreement. Notwithstanding any provision in the Base Agreement, the Base Agreement is hereby cancelled and terminated by the parties, and neither party shall have any right or obligation with respect to the Base Agreement except as provided herein.

     2. Release of Obligations. Effective from and after the execution of this Agreement, and excepting only such claims, demands, and causes of action which Aquila or Mallon may assert against one another for purposes of enforcing this Agreement, or for purposes of claiming a breach of this Agreement, Aquila and Mallon, for

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themselves, their successors and assigns, do hereby release and forever discharge each other and the successors and assigns of each other from all liability, known or unknown, contingent or direct, liquidated or unliquidated, for any claims, demands, actions, or suits of any kind which they have had, now have, or may in the future have, against one another arising out of or pursuant to the Base Agreement. Each party acknowledges the possibility that the other party may have unknown claims against such party, and that by signing this Agreement, each party expressly waives such claims, if any. The parties further acknowledge that the consideration for this mutual release takes into account the possibility of such future claims.

     3. Representations and Warranties. Each party hereto represents and warrants the following to the other party:

          A. Authority; Execution. The party has all requisite power and authority to execute this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of the party have been duly and validly authorized by all necessary action on the part of such party.

          B. No Conflict. The execution, delivery and performance by the party of this Agreement does not and will not conflict with or violate any provision of its respective Articles of Incorporation, bylaws or other organizational documents or any other material agreement, contract or instrument to which it is a party.

     4. General Covenants.

          A. Voluntary Agreement. The parties have read this Agreement and the mutual release contained herein, and have freely and voluntarily entered into this Agreement. Each party is fully aware of the contents of this Agreement and its legal effects. Each party confirms that it has executed this Agreement free from duress, undue influence, or promise not set forth in this Agreement.

          B. Further Assurances. Each party shall take such actions and execute such further documents as may be reasonably requested by the other party to effectuate the purposes of this Agreement, provided, that Aquila shall not be required to incur any expense in connection therewith.

          C. Entire Agreement; Amendments. This Agreement represents the entire agreement of the parties hereto and supersedes all prior agreements or understandings with respect to the foregoing matters. This Agreement may be amended only pursuant to a written document executed by both parties hereto.

          D. Counterparts/Facsimile Signatures. This Agreement may be executed in counterparts, all of which together shall be deemed an original Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall constitute effective and binding execution and delivery of this Agreement.

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          E. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Texas without giving effect to its conflict of laws decisions.

          F. Individual Authorization. The individuals executing this Agreement represent and warrant that they have been authorized to execute this Agreement by the parties on whose behalf they are executing the Agreement, and shall be personally liable to the other parties for any breach of this representation and warranty.

          G. Effective Date. Notwithstanding anything else herein to the contrary, this Agreement shall not become effective unless and until that certain cash consideration required to be paid by Black Hills Corporation to Aquila Energy Capital Corporation ("AECC") pursuant to that certain Assignment of Credit Agreement, Note, Liens, and Security Documents dated October 1, 2002, among such parties and others has been received by AECC.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Aquila Energy Marketing Corporation         Mallon Oil Company


By:                                         By:
   ---------------------------------           --------------------------------
   Name:                                       Name:
        ----------------------------                ---------------------------
   Title:                                      Title:
         ---------------------------                 --------------------------


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